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                                                              EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated May 19, 2000 (except with respect to the matter discussed in Note 8, as to which the date is August 15, 2000), accompanying the financial statements of Pinnacle Financial Partners, Inc. (a Tennessee corporation, a Company in the development stage and formerly TMP, Inc.) and reference to our Firm under the caption "Experts" included in this Form SB-2 Registration Statement and Prospectus, as amended on August 15, 2000.


                             /s/ ARTHUR ANDERSEN LLP


Nashville, Tennessee
August 15, 2000